Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, John P. Murray, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Form 10-Q report for the quarter ended March 31, 2008, filed with the Securities and Exchange Commission on May 15, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q report for the quarter ended March 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By:	/s/ John P. Murray	Date:	May 15, 2008
John P. Murray
Principal Financial Officer